Exhibit 99.1

2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release
Pebblebrook Hotel Trust Acquires The Redbury Hotel in Hollywood, CA

Bethesda, MD, August 8, 2013 - Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that it has acquired the award-winning Redbury Hotel for $34.0 million. The 57-room, all-suite, luxury, full-service hotel is located in the center of Hollywood, California. The property will continue to be managed by sbe Hotel Group (“sbe”).

“We're thrilled with the acquisition of the Redbury in the dynamic, high-barrier-to-entry Hollywood neighborhood,” said Jon Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “The hotel is ideally located at the corner of Hollywood Boulevard and Vine Street in the center of Hollywood and overlooks historic locations such as The Pantages Theater and the Capitol Records Tower. The property's location provides convenient access to all of the tourist attractions, restaurants, nightlife and entertainment industry activity that the Hollywood and West Hollywood areas have to offer. The Redbury complements our hotels in West Hollywood (Mondrian Hotel), Westwood (W Los Angeles - Westwood) and Santa Monica (Sheraton Delfina, soon to be rebranded Le Méridien Delfina). Los Angeles attracts over 25 million total visitors annually and is the second-most visited city by overseas visitors. The steady demand growth of the market, along with a historically constrained supply environment, provides excellent operating fundamentals for the market and the hotel.”

Designed by Creative Director and renowned photographer Matthew Rolston, in collaboration with sbe Founder and CEO Sam Nazarian, The Redbury Hotel is situated at the iconic convergence of Hollywood and Vine, and is just steps away from the center of the Hollywood Walk of Fame. In addition to being just a block away from the Hollywood / Vine Metro Red Line, the hotel is well-located for access to the greater Los Angeles area's attractions, including the Hollywood Bowl, Beverly Hills, Century City, UCLA, the Getty Center, Downtown Los Angeles, Santa Monica and Los Angeles International Airport.

The Redbury Hotel boasts 57 well-appointed, all-suite guest rooms that average 790 square feet, each with sophisticated design elements drawn from a variety of old-world cultures. Each spacious suite offers a home-like atmosphere with 40- or 46-inch high-definition LCD TVs with DVD and DVR, high-speed wi-fi, oversized walk-in rain showers, floor-to-ceiling windows, private patio or balcony and European-style kitchens with gas burners. The hotel's signature dining concept, Cleo, is a celebrated and award-winning Mediterranean restaurant and bar, and The Library is a private indoor-outdoor lounge on the second floor that offers hand-crafted specialty cocktails and select menu items from Cleo in a relaxed, intimate setting. In addition, the property contains 154 on-site parking spaces and provides valet parking.

In 2012, The Redbury Hotel operated at 84% occupancy, with an average daily rate (“ADR”) of $274 and room revenue per available room (“RevPAR”) of $230. During the next 12 months, the Company currently forecasts that the hotel will generate earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $2.75 to $3.0 million and net operating income after capital reserves (“NOI”) of $2.25 to $2.5 million.

“We're thrilled to be building a strategic relationship with sbe,” continued Mr. Bortz. “sbe has a strong presence in the Los Angeles market and terrific expertise in operating boutique hotel properties with high-quality restaurants and bars.”

“Partnering with Pebblebrook on the Redbury is a venture with tremendous upside and positions the property for continued success for years to come,” added Mr. Nazarian. “Our collective knowledge of the Los Angeles market and vast hotel industry expertise will add tremendous value to the property and provide a strong foundation for our partnership to thrive.”

The Company expects to incur approximately $0.5 million of costs related to the acquisition of the hotel that will be expensed as incurred.

The acquisition of The Redbury Hotel brings the total number of properties in the Company's portfolio to 27, comprising $2.1 billion of invested capital. This acquisition marks the Company's fourth investment in west Los Angeles, including the 236-room Mondrian Los Angeles in West Hollywood, the 310-room Sheraton Delfina Santa Monica (soon to be rebranded Le Méridien) in Santa Monica and the 258-room W Los Angeles - Westwood in Westwood.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 27 hotels, including 21 wholly owned hotels with a total of 5,017 guest rooms and a 49% joint venture interest in six hotels with a total of 1,733 guest rooms. The Company owns, or has an ownership interest in, hotels located in ten states and the District of Columbia, including 16 markets: Los Angeles, California; San Diego, California; San Francisco, California; Santa Monica, California; West Hollywood, California; Miami, Florida; Buckhead, Georgia; Bethesda, Maryland; Boston, Massachusetts; Minneapolis, Minnesota; New York, New York; Portland, Oregon; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; Seattle, Washington; and Washington, DC. For more information, please visit us at www.pebblebrookhotels.com and on Twitter at @PebblebrookPEB.

About sbe Hotel Group

sbe is a creative hospitality company that develops, manages and operates award-winning hotels, residential, casinos, restaurants and nightlife. Through exclusive partnerships with cultural visionaries, sbe is dedicated to delivering the best in design, culinary and entertainment. Already a proven leader in the hospitality and real estate industries, sbe has over 80 properties currently operating or in development and has expanded several of its flagship brands, including SLS Hotels, Katsuya by Starck, The Bazaar by José Andrés and Hyde Lounge, nationally and internationally. Founded in 2002 by Chairman and CEO Sam Nazarian, sbe is a privately held company. More information about sbe can be obtained at www.sbe.com, or by downloading the sbe app.

This press release contains certain “forward-looking statements” relating to, among other things, hotel EBITDA, hotel net operating income after capital reserves, acquisitions costs and projected demand. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: projections of hotel-level EBITDA and net operating income after capital reserves; projections of acquisition costs; descriptions of the Company's plans or objectives for future operations, acquisitions or services; forecasts of future economic performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company's filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the Company's Annual Report on Form 10-K for the year ended December 31, 2012. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company's business and financial results, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company's SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company's website at www.pebblebrookhotels.com and at www.sec.gov.

All information in this release is as of August 8, 2013. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company's expectations. The Company assumes no responsibility for the contents or accuracy of the information on any of the non-Company websites mentioned herein, which are included solely for ease of reference.

Contact:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

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Pebblebrook Hotel Trust
The Redbury Hotel
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
12-Month Forecast
(Unaudited, in millions)

	Range
	Low		High

Hotel net income	$1.9	to	$2.1

Adjustment:
Depreciation and amortization (1)	0.9		0.9

Hotel EBITDA	$2.8		$3.0

Adjustment:
Capital reserve	(0.5)		(0.5)

Hotel Net Operating Income	$2.3		$2.5

(1) Depreciation and amortization have been estimated based on a preliminary purchase price allocation. A change, if any, in the allocation will affect the amount of depreciation and amortization and the resulting change may be material.

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.

The Company has presented forecasted hotel EBITDA and forecasted hotel net operating income after capital reserves, because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use, because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company’s presentation of the hotel’s forecasted EBITDA and forecasted net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotel’s financial performance. The table above is a reconciliation of the hotel’s forecasted EBITDA and net operating income after capital reserves calculations to net income in accordance with GAAP.

Pebblebrook Hotel Trust
Historical Operating Data - Entire Portfolio
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2012	2012	2012	2012	2012

Pro forma Occupancy	76%	85%	87%	79%	82%
Pro forma ADR	$196	$218	$219	$222	$214
Pro forma RevPAR	$148	$185	$190	$177	$175

Pro forma Hotel Revenues	$118.5	$143.6	$145.5	$140.7	$548.2
Pro forma Hotel EBITDA	$23.1	$43.1	$44.9	$38.9	$149.9

	First Quarter	Second Quarter
	2013	2013
Pro forma Occupancy	79%	86%
Pro forma ADR	$203	$228
Pro forma RevPAR	$160	$196

Pro forma Hotel Revenues	$125.7	$151.6
Pro forma Hotel EBITDA	$26.3	$46.8

These historical hotel operating results include information for all of the hotels the Company owned as of August 8, 2013, except for the operating results of Hotel Zetta (formerly Hotel Milano) for the first quarter of 2012. The hotel operating results for the Manhattan Collection only includes 49% of the results for the 6 properties to reflect the Company's 49% ownership interest in the hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expenses, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.